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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 23, 2004 on the Senomyx, Inc. financial statements, in the Registration Statement (Form S-1) and related Prospectus of Senomyx, Inc. expected to be filed on or about March 26, 2004.

                      /s/  ERNST & YOUNG LLP

March 24, 2004

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Consent of Ernst & Young LLP, Independent Auditors